UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission File Number)	(IRS Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lockheed Martin Corporation (“Lockheed Martin” or the “Company”) announced that John W. Mollard and Brian P. Colan have decided to retire from the Company. Mr. Mollard will step down as Vice President and Treasurer on June 6, 2022, and will remain as a strategic advisor to assist in the transition through December 2022. Mr. Colan will step down as Vice President and Controller on June 6, 2022, and will remain as a strategic advisor to assist in the transition through October 2022.

On June 3, 2022, the Board of Directors (the “Board”) of the Company elected H. Edward Paul, III, currently the Company’s Vice President, Accounting, to succeed Mr. Colan as Vice President and Controller, effective June 6, 2022. In this position, Mr. Paul will serve as the Company’s principal accounting officer. On June 3, 2022, the Board also elected Evan T. Scott, currently the Company’s Vice President and Assistant Treasurer, to succeed Mr. Mollard as Vice President and Treasurer, effective June 6, 2022.

Mr. Paul (age 47) has served as the Company’s Vice President, Accounting since March 2015. Prior to that, he served as Director, Accounting Policy, Consolidation and Financial Reporting from May 2011 through March 2015. Prior to joining Lockheed Martin, Mr. Paul served as a Senior Director in the Corporate Controller’s organization at Discovery Communications, Inc. from September 2008 to May 2011. Mr. Paul began his career in 1997 with Ernst & Young LLP’s audit practice and is a certified public accountant.

Mr. Scott (age 45) has served as the Company’s Vice President and Assistant Treasurer since August 2021. Prior to that, Mr. Scott was Vice President, Finance and Business Operations of the Company’s Space business segment from March 2019 to August 2021 and Vice President and Controller of the Company’s Missiles and Fire Control business segment from March 2015 to March 2019. Mr. Scott has held positions of increasing responsibility since joining Lockheed Martin in June 1999.

In connection with Mr. Paul’s promotion, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board approved increases in Mr. Paul’s base salary to $495,000 and in his target for an annual incentive under the Lockheed Martin Corporation Management Incentive Compensation Plan to 70% of base salary. Mr. Paul’s compensation was established based on the Company’s executive compensation philosophy which takes into account the “market rate” of the Company’s comparator group of companies as described in the Company’s proxy statement for the 2022 annual meeting filed with the Securities and Exchange Commission on March 11, 2022. The compensation changes are effective June 6, 2022.

A copy of the news release announcing these actions is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Lockheed Martin Corporation News Release dated June 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: June 6, 2022	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel